AMENDMENT TO EMPLOYMENT AGREEMENT

Between Universal Infotainment Systems Corporation ("Employer"), and Mr. Clark Beattie ("Employee").

THIS AGREEMENT made as of this 5th day of May, 2008 (the "Agreement"), by and between Universal Infotainment Systems Corporation, a Nevada corporation ("Employer," or "The Company"), and Mr. Clark Beattie ("Employee") is an amendment to the Employment Agreement dated the 2nd day of May, 2008

The following is mutually agreed upon by the Employer and the Employee on this 5th day of May, 2008.

1. **Deferment of Effective Date of Employment Agreement**
   The Employer and the Employee mutually agree to defer the effective date of the Employment Agreement dated the 2nd day of May, 2008 until such time at which The Company is a publically traded entity in NASD and has secured a financial threshold of no less than $4,000,000 in available financial capital.

IN WITNESS WHEREOF, the parties have executed this Agreement as of this 5th day of May, 2008.

Employer
Universal Infotainment Systems Corporation

By: [signature]
Emanuel G. Pavlopoulos, Founder
Its: Founder / President

Employee
[signature]
Mr. Clark Beattie
Chief Executive Officer